CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICERS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Exhibit 32

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                            (18 U.S.C. SECTION 1350)


Inconnection with the Quarterly Report of NANNACO, Inc., a Texas corporation (the "Company"), on Form 10-QSB for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission (the "Report"), Steve Careaga, Principal Executive and Principal Financial Officer of the Company, does hereby certify, pursuant to ss. 906 of the

Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350), that to their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/
----------------------------

Steve Careaga
Principal Executive Officer
May 24, 2004


/s/
----------------------------

Steve Careaga
Principal Financial Officer
May 24, 2004

[A signed original of this written statement required by Section 906 has been provided to NANNACO, Inc. and will be retained by Nannaco, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]

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